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                                                               Exhibit 1(a)

                            MIDAMERICAN ENERGY FINANCING I


                                       ,000,000

                                PREFERRED SECURITIES


                   CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES
                                       SERIES A
                   (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                        GUARANTEED ON A SUBORDINATED BASIS BY
                              MIDAMERICAN ENERGY COMPANY

                               UNDERWRITING AGREEMENT
                                                          , 1996

To the Representative named in
Schedule I hereto of the Underwriters
named in Schedule II hereto.

Ladies and Gentlemen:

         MidAmerican Energy Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and MidAmerican Energy Company, an Iowa corporation, as depositor of the Trust and as guarantor (the "Guarantor"), propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Underwriters named in Schedule II hereto (the "Underwriters"), an aggregate of $___________, __% Cumulative Quarterly Income Preferred Securities, Series A (liquidation amount $25 per preferred security) (the "Securities") representing beneficial interests in the Trust, guaranteed on a subordinated basis by the Guarantor as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Guarantor and The First National Bank of Chicago, a national banking corporation (the "Guarantee Trustee"). The Trust is to purchase, with the proceeds of the Securities and its Common Securities (liquidation amount $25 per common security) (the "Common Securities"), an aggregate of $___________, ___% Junior Subordinated Debentures, Series A due [ ](the "Subordinated Debentures") of the Guarantor, to be issued pursuant to an Indenture (the "Indenture") between the Guarantor and The First National Bank of Chicago, as trustee (the "Debenture Trustee"). The payments made by the Guarantor on the Subordinated Debentures are established at a level sufficient to permit the Trust, upon receipt of such payments, to make payments on the Securities in accordance with their tenor.

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    Section 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Trust and
Guarantor represent and warrant to, and agrees with, the several Underwriters that:

         (a) DUE INCORPORATION AND QUALIFICATION. The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa with corporate power (including power in any relevant joint venture, partnership or other enterprise in which the Guarantor is a participant) and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Guarantor.

         (b) PUBLIC UTILITY. The Guarantor has the legal right to function and operate as an electric public utility company in the States of Iowa, Illinois and South Dakota, and as a gas public utility company in the States of Iowa, Illinois, South Dakota and Nebraska.

         (c) SUBSIDIARIES. The Guarantor has no significant subsidiaries, as "significant subsidiary" is defined in Rule 405 of Regulation C of the rules and regulations ("1933 Act Regulations") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act").

         (d) REGISTRATION STATEMENT AND PROSPECTUS - FILING. A registration statement on Form S-3 (No. 333-_____) with respect to the Securities, the Subordinated Debentures and the Guarantees (collectively, the "Registered Securities") and certain other securities, has been prepared by the Guarantor and the Trust in conformity with the requirements of the 1933 Act and the 1933 Act Regulations and has become effective. As used in this Agreement, (i) "Registration Statement" means that registration statement, as amended or supplemented to the date hereof; (ii) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) specifically relating to the Registered Securities included in the Registration Statement before it became effective under the 1933 Act, including any prospectus filed with the SEC pursuant to Rule 424(a) of the 1933 Act Regulations; (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) specifically relating to the Registered Securities included in the Registration

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    Statement; and (iv) "Prospectus" means the Basic Prospectus together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Registered Securities, as filed with, or mailed for filing to, the SEC pursuant to paragraph (b) of Rule 424 of the 1933 Act Regulations. The SEC has not issued any order preventing or suspending the use of the Prospectus. The Guarantor meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations.

         (e) REGISTRATION STATEMENT AND PROSPECTUS - ACCURACY. The Registration Statement and the Prospectus contain, and (in case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the SEC after the date as of which this representation is being made) will contain at all times during the period specified in Section 3(e) hereof, all statements which are required by the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), and the rules and regulations of the SEC under such Acts; and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the SEC after the date as of which this representation is being made) will not, at any time during the period specified in Section 3(e) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Guarantor in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

         (f) INCORPORATED DOCUMENTS. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder ("1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will at all times during the period specified in Section 3(e) hereof not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

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         (g) ACCOUNTANTS.  The accountants who issued their reports on the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

         (h) FINANCIAL STATEMENTS. The financial statements and any supporting schedules of the Trust and the Guarantor included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Trust and the Guarantor as of the dates indicated and the results of their respective operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

         (i) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT AND THE REGISTERED SECURITIES. This Agreement has been duly authorized, executed and delivered by the Trust and the Guarantor and is a valid and binding agreement of the Trust and the Guarantor, subject to the execution and delivery of this Agreement by the Representative on behalf of the Underwriters; the Registered Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to this Agreement against payment of the consideration therefor specified in this Agreement, the Securities will be validly issued, fully paid and non-assessable; and the Registered Securities will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

         (j) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Guarantor other than those in the ordinary course of business.

         (k) ORGANIZATION OF TRUST. The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions

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    contemplated by this Agreement and as described in the Prospectus; the
    Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Trust Agreement (the "Trust Agreement") between the Guarantor and the trustees named therein (the "Trustees") and the agreements and the instruments contemplated by the Trust Agreement and the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

         (l) CAPITALIZATION. The Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities and claims; and all of the outstanding beneficial interests in the Trust have been duly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectus.

         (m) COMMON SECURITIES OF TRUST. The Common Securities have been duly authorized by the Depositor of the Trust, and upon delivery by the Trust to the Guarantor against payment therefor as described in the Prospectus, will be duly and validly issued and non-assessable beneficial interests in the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and, at the Delivery Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (n) PREFERRED SECURITIES OF TRUST. The Securities have been duly authorized by the Depositor of the Trust, and when issued and delivered against payment therefor as provided herein, will be duly and validly issued and non-assessable beneficial interests in the Trust and will conform in all material respects to the description thereof contained in the Prospectus; and the holders of the Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (subject to the obligations of the Securityholders under the Trust Agreement

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    to make certain payments to the Trust to defray expenses such as any applicable transfer and stamp taxes).

         (o) GUARANTOR AGREEMENTS. The Guarantee, the Subordinated Debentures, the Trust Agreement and the Indenture (the Guarantee, the Subordinated Debentures, the Trust Agreement and the Indenture being collectively referred to as the "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Guarantor and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees (as defined in the Trust Agreement) and, in the case of the Indenture, by the Debenture Trustee, and, in the case of the Subordinated Debentures, when validly issued by the Guarantor and validly authenticated and delivered by the Debenture Trustee, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); the Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantee Agreement will conform to the descriptions thereof in the Prospectus.

         (p) ISSUE AND SALE OF SECURITIES. The issue and sale of the Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Subordinated Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject (in each case except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Guarantor and its subsidiaries considered as a whole), nor will such action result in any violation of the provisions of the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, other than the authorization of the Federal Energy Regulatory Commission ("FERC") and the Illinois Commerce Commission ("ICC"), each of which has been duly obtained and is in full force and effect, is required for the issue and sale of the

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    Securities and the Common Securities by the Trust, the purchase of the
    Subordinated Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement, except the registration under the Act and the Exchange Act of the Securities, the Subordinated Debentures and the Guarantee, the qualification of the Trust Agreement, the Indenture and the Guarantee under the TIA, and such consents, approvals authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Securities and the distribution of the Securities by the Underwriters.

         (q) GUARANTOR. The issuance by the Guarantor of the Guarantee, the compliance by the Guarantor with all of the provisions of this Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject (in each case, except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Guarantor and its subsidiaries considered as a whole), nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, other than the FERC and the ICC, each of which has been duly obtained and is in full force and effect, is required for the issue of the Guarantee or the issue and sale of the Subordinated Debentures or the consummation by the Guarantor of the other transactions contemplated by this Agreement, except the registration under the Act of the Registered Securities, the qualification of the Trust Agreement, the Indenture and the Guarantee under the TIA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Securities and distribution of the Securities by the Underwriters.

         (r) NO DEFAULTS. The Guarantor is not in violation of its Articles of Incorporation or bylaws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract,
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     indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Guarantor is a party or by which it may be bound or to which any of the property or assets of the Guarantor is subject, nor will such action result in any violation of the Articles of Incorporation or bylaws of the Guarantor or any applicable law, administrative regulation or administrative or court order or decree.

         (s) The Company's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

         (t) The Subordinated Debentures are subordinated and junior in right of payment to all "Senior Indebtedness" (as defined in the Indenture) of the Company.

         (u) Neither the Company nor the Trust is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (v) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Guarantor, threatened against or affecting, the Guarantor which might, in the opinion of the Guarantor, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor, or might materially and adversely affect its properties or assets or might materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Guarantor which are required to be filed as exhibits to the Registration Statement by the 1933 Act Regulations which have not been so filed.

         (w) FRANCHISES. The Guarantor holds valid and subsisting franchises, licenses and permits authorizing it to carry on the respective utility businesses in which it is engaged in the territories from which substantially all of its gross operating revenue is derived.

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         (x) HOLDING COMPANY.  The Guarantor is not a holding company, or a subsidiary company of a holding company, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. On December 1, 1996, the Guarantor will become or became a subsidiary company of MidAmerican Energy Holdings Company, which on such date became or will become a holding company which, together with the Guarantor, is exempt from regulations under such Act except under Section 9(a)(2) thereof.

    Section 2  ISSUANCE, PURCHASE, DELIVERY AND OFFERING OF SECURITIES.

         (a) ISSUANCE AND PURCHASE OF SECURITIES. Subject to the terms and conditions herein set forth, the Trust and the Guarantor agree that the Trust shall issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25 per Security, the number of Securities set forth opposite the name of such Underwriter in Schedule II hereto.

         As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to purchase the Subordinated Debentures of the Guarantor, the Guarantor hereby agrees to pay on the Delivery Date (as defined below) to ____________________, for the accounts of the several Underwriters, an amount equal to $_______ per Security sold to certain non-institutional purchasers and $_____ per Security sold to institutional purchasers for the Securities to be delivered on the Delivery Date.

         (b) DELIVERY CONDITION. The Trust shall not be obligated to deliver any Securities except upon payment for all Securities to be purchased pursuant to this Agreement as hereinafter provided.

         (c) DELIVERY DATE. Delivery of and payment for the Securities shall be made at such address, date and time as are specified in Schedule I hereto. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date the Trust shall deliver the Securities to the Representative through the facility of The Depository Trust Company ("DTC"),for the account of each Underwriter against payment to or upon the order of the Trust of the purchase price as described in Schedule I. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Securities shall be in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the

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     Delivery Date.  For the purpose of expediting the checking and packaging of the Securities, the Trust and the Guarantor shall make the Securities available for inspection by the Representative in New York, New York not later than 2:00 P.M., local time, on the business day prior to the Delivery Date. As used herein, "business day" means any day on which the New York Stock Exchange is open for trading.

         (d) OFFERING. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

         (e) COMMISSIONS. On the Delivery Date, the Guarantor will pay, or cause to be paid, the commission payable on the Delivery Date to the Underwriters described in Schedule I to the account specified by the Underwriters.

         (f) PRE-CLOSING. The documents to be delivered on the Delivery Date by or on behalf of the parties hereto under the Agreement, including the cross-receipt for the Securities and payment by certified or bank cashiers checks of the amounts specified in subsection (a) above, will be delivered at the office of Sidley & Austin, 875 Third Avenue, New York, NY 10022 (the "Closing Location"), and the Securities will be delivered at the office designated by the Representative, all on the Delivery Date.
     A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Delivery Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

    Section 3. COVENANTS OF THE TRUST AND THE GUARANTOR. The Trust and the Guarantor agree with the several Underwriters:

         (a) RULE 424(B) FILING. Promptly following execution of this Agreement, to cause the Prospectus, including as part thereof a prospectus supplement relating to the Securities, to be filed with, or mailed for filing to, the SEC pursuant to Rule 424(b) under the 1933 Act and the Guarantor will promptly advise the Representative when such filing or mailing has been made. Prior to such filing or mailing, the Trust and the Guarantor will cooperate with the Representative in the preparation of such supplement to the Prospectus to assure that the Representative has no reasonable objection to the form or content thereof when filed or mailed;

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         (b) FERC OR ICC ACTION.  To advise the Representative promptly of any additional action by the FERC or ICC pertaining to the Securities;

         (c) COPIES OF 1933 ACT DOCUMENTS. To furnish promptly to the Representative and to counsel for the Underwriters one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Securities, and a copy of the Prospectus filed with the SEC, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

         (d) CONFORMED COPIES. To deliver promptly to the Representative such reasonable number of the following documents as the Representative may request: (i) conformed copies of the Registration Statement (excluding exhibits, the computation of the ratio of earnings to fixed charges and preferred stock dividends and this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus;

         (e) AMENDMENTS AND SUPPLEMENTS. To file with the SEC, during such period following the date hereof as the Prospectus is required by law to be delivered, any amendment to the Registration Statement or supplement to the Prospectus that may in the reasonable judgment of the Guarantor or the Representative, be required by the 1933 Act or requested by the SEC;

         (f) REPRESENTATIVE REVIEW. Prior to filing with the SEC during the period referred to in Section 3(e) hereof, (i) any amendment to the Registration Statement, (ii) the Prospectus or any supplement thereto or
    (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to such incorporated document, to furnish a copy thereof to the Representative and to counsel for the Underwriters, and the Trust and the Guarantor will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Trust and the Guarantor have furnished to the Representative a copy of such document for review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects;

         (g) NOTICES TO REPRESENTATIVE. To advise the Representative promptly during the period referred to in Section 3(e) hereof, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the SEC for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the SEC of any stop order suspending the

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     effectiveness of the Registration Statement or any order directed to the
     Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by the Trust or the Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement (insofar as the Registration Statement relates to or covers the Securities) or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading;

         (h) STOP ORDER. If, during the period referred to in Section 3(e) hereof, the SEC shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

         (i) EARNINGS STATEMENT. As soon as practicable, to make generally available to their respective security holders and to deliver to the Representative an earnings statement, conforming with the requirements of
    Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations, covering a period of at least twelve months beginning the first day of the fiscal quarter following the effective date of the Registration Statement as defined in Rule 158(c) of the 1933 Act Regulations;

         (j) SHAREHOLDER AND OTHER REPORTS. During the period of five years hereafter, or such lesser period as any of the Securities shall be outstanding, to furnish to the Representative, (i) as soon as available, a copy of each report of the Guarantor mailed to its shareholders or report filed by the Trust or the Guarantor with the SEC and (ii) from time to time such other information concerning the Trust or the Guarantor as the Representative may reasonably request;

         (k) BLUE SKY. To endeavor to qualify the Securities for offer and sale under the securities laws of such jurisdictions as the Representative may reasonably request;

         (l) COSTS. To pay all costs incident to the authorization, issuance, sale and delivery of the Securities; the fees and disbursements of the Trust's and the Guarantor's counsel and their accountants in connection with the registration of the Securities under the Act and the other transactions contemplated thereby; the costs incident to the preparation, printing and filing under the

     1933 Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Guarantor under the 1934 Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement, the Indenture, the Trust Agreement, and the Guarantee; the costs of any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Securities; the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 3(k) hereof and of preparing and printing a Blue Sky Memorandum, (including fees of counsel to the Underwriters not to exceed $_____ in the aggregate); the cost of qualifying the Securities with The Depository Trust Company; all fees and expenses of the Trustees, the Debenture Trustee and the Guarantee Trustee and their counsel; all fees and expenses in connection with the listing of the Securities on the New York Stock Exchange and the cost of registering the Securities under
     Section 12 of the Exchange Act; the cost of preparing certificates for the Securities and the Subordinated Debentures; and all other costs and expenses incident to the performance of the Trust's and the Guarantor's obligations under this Agreement; PROVIDED that, except as provided in this Section 3(l) and in Section 7 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters;

         (m) 1934 ACT FILINGS. Until the termination of the offering of the Securities, to timely file all documents, and any amendments to previously filed documents, required to be filed by the Guarantor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act;

         (n) STAND-OFF AGREEMENT. During the period beginning from the date hereof and continuing to and including the earlier of (i)the date, after the Delivery Date, on which the distribution of the Securities ceases, as determined by you, and (ii) 30 days after the Delivery Date not to offer, sell, contract to sell or otherwise dispose of any securities, any other interests of the Trust or any preferred securities or interests of any other issuer, as the case may be, that are substantially similar to the Securities (including any guarantee of such securities or interests) or any securities that are convertible into or exchangeable for, or that represent the right to receive any such securities or other interest, without the prior written consent of the Representative; and

         (o) LISTING. To use its best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange.

    Section 4 CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The respective obligations of the Underwriters under this Agreement with respect to the Securities are subject to the accuracy, on the date hereof and on the Delivery Date, of the representations and warranties of the Trust and the Guarantor contained herein and in any certificate delivered pursuant to the provisions hereof, to performance by the Trust and the Guarantor of their respective obligations herein contained, and to each of the following additional terms and conditions applicable to the Registered Securities:

         (a) NO STOP ORDER. At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with and there shall be no material adverse change in the financial condition of the Guarantor or the Trust;

         (b) LEGAL MATTERS. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registered Securities and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Sidley & Austin, counsel for the Underwriters, and the Trust and the Guarantor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters;

         (c) OPINION OF TRUST AND GUARANTOR COUNSEL. John A. Rasmussen, Jr., Esq., counsel to the Guarantor, shall have furnished to the Representative a letter addressed to the Underwriters and dated the Delivery Date stating his opinion to the effect that:

              (i) the Guarantor is a validly organized and existing corporation in good standing under the laws of the State of Iowa; and as of December 1, 1996, the Guarantor became or will become a subsidiary of MidAmerican Energy Holdings Company, an Iowa corporation, both of which are or as of December 1, 1996 will be exempt from regulation under the Public Utility Holding Company Act of 1935, as amended, except under Section 9(a)(2) thereof;

              (ii) this Agreement has been duly authorized, executed and delivered by the Guarantor;

              (iii) all of the issued and outstanding Common Securities of the Trust are owned of record by the Company free and clear, to the best of the knowledge of such counsel, of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right;

              (iv) the certificates for the Securities are in due and proper form; the issue and sale of the Securities by the Guarantor in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Securities have been duly authorized, executed, issued, and delivered by the Guarantor and constitute valid and legally binding obligations of the Guarantor;

               (v) the statements set forth in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Guarantees" and "Description of the Debentures," and the statements set forth in the Prospectus Supplement dated ________ __, 1996 under the captions "Certain Terms of the Series A Preferred Securities," "Certain Terms of the Series A Guarantee" and "Certain Terms of the Series A Debentures," insofar as they purport to constitute a summary of the terms of the securities therein described, fairly summarize the terms of such securities in all material respects;

              (vi) the Guarantee Agreement, the Trust Agreement and the Indenture have each been duly authorized, executed and delivered by the Guarantor, and such agreements constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles;

              (vii) the Subordinated Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Debenture Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Guarantor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and general equitable principles;

              (viii) the Subordinated Debentures are subordinate and junior in right of payment to all "Senior Indebtedness" (as defined in the Indenture) of the Company;

              (ix) the Company's obligations under the Guarantees are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company;

              (x) the Trust Agreement, the Indenture and the Guarantee Agreement each have been duly qualified under the TIA;

              (xi) the orders of the FERC and the ICC referred to in Sections 1(p) and 1(q) hereof pertaining to the Registered Securities have been duly entered and, to the best of the knowledge of such counsel, are still in force and effect; and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is necessary with respect to the issue and sale of the Registered Securities as contemplated by this Agreement;

              (xii) the Registration Statement has become effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act;

              (xiii) the Registration Statement and the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act (except that such counsel need express no opinion as to the financial statements and financial or statistical data contained therein);

              (xiv) such counsel does not know of any legal or governmental proceeding required to be described in the Prospectus which is not described as required, or of any contract or document of a character required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described, incorporated or filed as required;

              (xv) neither the execution and delivery of the Securities, this Agreement, the Guarantee Agreement, the Indenture or the Trust Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will conflict with, violate or result in a breach of any law, any administrative regulation or any court decree known to such counsel to be applicable to the Guarantor, conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or the by-laws of the Guarantor or of any material agreement or instrument known to such counsel to which the Guarantor is a party or by which the Guarantor is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Guarantor;

              (xvi) the documents referred to in Section 1(f) hereof, as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations (except that such counsel does not need to express any opinion as to the financial statements and financial or statistical data contained therein);

              (xvii) the statements made in the Prospectus which are stated therein to have been made on the authority of said counsel have been reviewed by him and, as to matters of law and legal conclusions, are correct;

              (xviii) the Guarantor is a public utility company authorized by its Articles of Incorporation to carry on the businesses in which it is engaged, as set forth in the Prospectus; the Guarantor has the legal right to function and operate as an electric public utility company in the States of Iowa, Illinois and South Dakota, and as a gas public utility company in the States of Iowa, Illinois, South Dakota and Nebraska; and the franchises and permits of the Guarantor are valid and subsisting and authorize the Guarantor to carry on the utility businesses in which it is engaged in the communities and territory covered by such franchises and permits;

              (xix) the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be presented; and

              (xx) except as set forth in the Prospectus, (A) there are no pending legal proceedings to which the Guarantor is a party or in which any of its property is the subject which are material to the Guarantor, other than ordinary routine legal proceedings incident to the business in which the Guarantor is engaged, and (B) there are no material pending administrative or judicial proceedings to which the Guarantor is a party or in which any of its property is the subject arising under any federal, state or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment, and, to the best of the knowledge of said counsel, no such proceedings are threatened by governmental authorities; and

such letter shall additionally state that nothing has come to the attention of such counsel that would lead him to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Guarantor with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, contains or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented at the time it was filed or mailed for filing pursuant to Rule 424(b) under the 1933 Act contained or as amended or supplemented at the Delivery Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) OPINION OF SPECIAL DELAWARE COUNSEL. Richards, Layton & Finger special Delaware counsel, shall have furnished to the Representative a letter addressed to the Underwriters and dated the Delivery Date to the effect that:

              (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

             (ii) Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the requisite trust power and authority to own property and conduct its business, all as described in the Prospectus.

            (iii) The Trust Agreement constitutes a valid and binding obligation of the Guarantor and the Trustees and is enforceable against the Guarantor and the Trustees in accordance with its terms, subject as to enforceability to (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

              (iv) Under the Business Trust Act and the Trust Agreement, the Trust has the requisite trust power and authority to (a) execute and deliver, and to perform its obligations under, the Underwriting Agreement and (b) issue and perform its obligations under the Securities.

               (v) Under the Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by the requisite trust action on the part of the Trust.

              (vi) The Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable beneficial interests in the Trust and are entitled to the benefits provided by the Trust Agreement. The Holders of the Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the Securityholders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates for the Securities certificates and the issuance of such certificates and (b) provide security or indemnity in connection with requests of or directions to the

          Property Trustee to exercise its rights and remedies under the Trust Agreement.

             (vii) The Common Securities created under the Trust have been duly authorized by the Trust Agreement and are validly issued and represent beneficial interests in the Trust.

            (viii) Under the Business Trust Act and the Trust Agreement, the issuance of the Securities under the Trust is not subject to preemptive rights.

              (ix) The issuance and sale by the Trust of the securities created thereunder, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder will not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement or (b) any applicable Delaware law or administrative regulation.

               (x) No authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Securities created by the Trust.

              (xi) The Holders of the Securities (other than those Holders of the Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

         (e) OFFICERS' CERTIFICATE. Each of the Trust and the Guarantor shall have furnished to the Representative on the Delivery Date a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Trust and the Guarantor as the case may be in Section 1 hereof are true and correct as of the Delivery Date; the Trust and the Guarantor have complied with all of their respective agreements contained herein; and the conditions set forth in Sections 4(a), 4(h), 4(i) and 4(j) hereof have been fulfilled;

         (f) COMFORT LETTER. On the Delivery Date, the Underwriters shall have received a letter from Arthur Andersen LLP dated as of the Delivery Date and in form and substance satisfactory to the Representative, to the effect that:

              (i) They are independent public accountants with respect to the Trust and the Guarantor within the meaning of the 1933 Act and the 1933 Act Regulations.

              (ii) In their opinion, the financial statements and supporting schedule(s) of the Guarantor audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

              (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Guarantor, a reading of the minute books of the Guarantor since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Guarantor responsible for financial and accounting matters with respect to the unaudited consolidated financial statements of the Guarantor included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Guarantor, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Guarantor included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Guarantor or any decrease in the common shareholders' equity of the Guarantor other than for the declaration of regular quarterly dividends, in each case as compared with the amounts shown on the most recent balance sheet of the Guarantor included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues or net income of the Guarantor, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions (e.g. inability to determine such decreases because of insufficient accounting information available after the date of such most recent balance sheet) enumerated in such letter as shall have been agreed to by the Representative and the Guarantor.

              (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause
         (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Guarantor identified in such letter.

         (g) ADDITIONAL COMFORT LETTER. On the Delivery Date, the Underwriters shall have received a letter from Deloitte & Touche LLP dated as of the Delivery Date and in form and substance satisfactory to the Representative, to the effect of Section 4(f)(i) and (ii).

         (h) OPINION OF UNDERWRITERS COUNSEL. Sidley & Austin, as counsel for the Underwriters, shall have furnished to the Representative on the Delivery Date such opinions with respect to the validity of the Securities and with respect to the Registration Statement, the Prospectus, and other related matters as the Representative may reasonably require and including that:

              (i) under current law, for United States federal income tax purposes (A) the Subordinated Debentures will constitute indebtedness of the Company and (B) the interest on the Subordinated Debentures will be deductible by the Company on an economic accrual basis in accordance with section 163(e) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.163-7, subject to any applicable limitations on the Company's ability to deduct interest on any of its indebtedness;

              (ii) under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; accordingly, for United

         States federal income tax purposes, each holder of Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of the Subordinated Debentures;

              (iii) the discussion set forth in the Prospectus Supplement under the caption "United States Federal Income Taxation" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein; and

              (iv) the Trust is not an "investment company" or an entity "controlled" by an "investment company" required to be registered under the 1940 Act;

         (i) FERC AND ICC ORDERS. The orders of the FERC and the ICC referred to in Sections 1(p)and 1(q) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened;

         (j) RATINGS. Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of the Securities or of any of the equity securities of the Guarantor by either Standard & Poor's Rating Group or Moody's Investors Service Inc.;

         (k) NO MATERIAL ADVERSE CHANGE. Subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there shall have been no material adverse change in the condition (financial or otherwise), business or results of operations of the Guarantor, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement, and

         (l) STOCK EXCHANGE LISTING. The Securities to be sold by the Trust shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

All opinions, letters, evidence, and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative.

    In case any of the conditions specified above in this Section 4 shall not have been fulfilled on the Delivery Date, this Agreement may be terminated by the Representative by delivering written notice of termination to the Trust and the Guarantor. Any such termination shall be without liability of any party to any other party except to the extent provided in Sections 3, 7 and 9 hereof.

    Section 5. CONDITIONS TO THE OBLIGATIONS OF THE TRUST AND THE GUARANTOR. The obligations of the Trust and the Guarantor to sell and deliver the Securities are subject to the following conditions precedent:

         (a) NO STOP ORDER. At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and

         (b) FERC AND ICC ORDERS. The orders of the FERC and ICC referred to in Section 1(p) and 1(q) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened; and

         (c) OPINION OF COUNSEL. The opinion of Sidley & Austin referred to in Section 5(g) shall include the opinions described in Section 5(g)(i),
    (ii), (iii) and (iv).

In case any of the conditions specified above in this Section 5 shall not have been fulfilled on the Delivery Date, this Agreement may be terminated by the Trust and the Guarantor by delivering written notice of termination to the Representative. Any such termination shall be without liability of any party to any other party except to the extent provided in Sections 3, 7 and 9 hereof.

    Section 6. TERMINATION BY REPRESENTATIVE. The Representative may terminate this Agreement, immediately upon notice to the Trust or the Guarantor, at any time prior to the Delivery Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or (iii) if trading in any securities of the Guarantor has been suspended by the SEC or a national securities exchange,or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to the Securities or to any equity security of the Guarantor as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating or (v) if there shall have come to the attention of the Representative any facts that would cause the Representative to believe that the Prospectus, at the Delivery
Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

    Section 7. PAYMENT OF EXPENSES IN CERTAIN CIRCUMSTANCES. If the purchase of the Securities by the Underwriters is not consummated for any reason other than a default by one or more of the Underwriters, the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 hereof, the respective obligations of the Trust and the Guarantor and the Underwriters pursuant to Section 9 hereof shall remain in effect, and the Guarantor will reimburse the Representative for the reasonable out-of-pocket expenses of the Underwriters, not exceeding $10,000, and for the fee and disbursements of Sidley & Austin, the Underwriters agreeing to pay such expenses, fee and disbursements in any other event. In no event will the Trust or the Guarantor be liable to any of the Underwriters for damages on account of loss of anticipated profits.

    Section 8. DEFAULT BY UNDERWRITERS. If one or more of the Underwriters shall fail at the Delivery Date to purchase the Securities which it or they are obligated to purchase under this Agreement ("Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the amount of Defaulted Securities does not exceed 10% of the amount of the Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the amount of Defaulted Securities exceeds 10% of the amount of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Guarantor shall have the right to postpone the Delivery Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

    Section 9. INDEMNIFICATION. (a) INDEMNIFICATION OF THE UNDERWRITERS. The Trust and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Guarantor; and

              (iii) against any and all expense whatsoever, as incurred, (including, subject to Section 9(c) hereof, the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust or the Guarantor by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Trust and the Guarantor shall have furnished any such amendment or supplement thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

         (b) INDEMNIFICATION OF THE TRUST AND THE GUARANTOR. Each Underwriter severally agrees to indemnify and hold harmless the Trust and the Guarantor, their respective trustees and directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Trust or the Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust and the Guarantor by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) GENERAL. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in this Section 9 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with their terms, the Trust and the Guarantor and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreements incurred by the Trust and the Guarantor and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the commission to the Underwriters set forth under "Underwriting" in the Prospectus Supplement bears to the sum of
    (a) the initial public offering price appearing thereon and (b) such commission, and the Trust and the Guarantor, jointly and severally, are responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of
    Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Trust, each director of the Trust and the Guarantor, each officer of the Trust and the Guarantor who signed the Registration Statement, and each person, if any, who controls the Guarantor within the meaning of Section 15 of 1933 Act, shall have the same rights to contribution as the Guarantor.

    Section 10. NOTICES. The Trust and the Guarantor shall be entitled to act and rely upon any request, consent, notice of agreement by, or on behalf of, the Representative. Any notice by the Trust or the Guarantor to the Underwriters shall be sufficient if given in writing or by telegraph addressed to the Representative at its address set forth in Schedule I hereto, and any notice by the Underwriter to the Trust or the Guarantor shall be sufficient if given in writing or by telegraph addressed to the Guarantor, 666 Grand Avenue, Des Moines, Iowa 50309, Attention of the Treasurer.

    Section 11. SUCCESSORS. This Agreement shall be binding upon the Underwriters, the Trust, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Trust and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the 1933 Act, and (b) the indemnity agreement of the Underwriters contained in Section 9 hereof shall be deemed to be for the benefit of directors of the Guarantor, the trustees and officers of the Trust and the Guarantor who have signed the Registration Statement and any person controlling the Trust or the Guarantor. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successors" shall not include any purchaser of the Securities merely because of such purchase.

    Section 12. GOVERNING LAW. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

    Section 13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement among the Trust, the Guarantor and the several Underwriters.
                             Very truly yours,

                             MidAmerican Energy Company


                             By:___________________________
                                TITLE:



                             MidAmerican Energy Financing I

                             By:____________________________
                                TITLE:


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.




By:_____________________________
   TITLE:


For itself and as Representative
of the several Underwriters named
in Schedule II to the foregoing
Agreement.

                                      SCHEDULE I

Underwriting Agreement dated ________ __, 1996.

Registration Statement No. 333-

Representative and Address:




Description of Securities:   __% Cumulative Quarterly Securities, Series
                       A issued by MidAmerican Energy Financing I



Number of Preferred Securities:

Interest Accrues From:  ________ __, 1996

Interest Payment Dates:

Redemption Provisions:

Liquidation Amount per Preferred Security: $25 per share

Public Offering Price per Security:  $25

Underwriting Commissions
   per Security:

Purchase Price per Security:  $25

Dealer Discount per Security not in
   Excess of:

Reallowance to Dealers per Security not
   in Excess of:


    Time, Date and Place of Closing and Payment:

    Time and Date:  10:00 A.M., New York Time,

    Closing:  Sidley & Austin
              875 Third Avenue
    New York, New York  10022

Payment by delivery of certified or bank cashiers checks

              $

                                     SCHEDULE II



                                                     AMOUNT OF
NAME OF UNDERWRITER                                       SECURITIES